THOMSON REUTERS EDITED TRANSCRIPT Q4 2018 Patrick Industries Inc Earnings Call EVENT DATE/TIME: FEBRUARY 14, 2019 / 3:00PM GMT THOMSON REUTERS | Contact Us 1 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 14, 2019 / 3:00PM GMT, Q4 2018 Patrick Industries Inc Earnings Call CORPORATE PARTICIPANTS Andy L. Nemeth Patrick Industries, Inc. - President Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO CONFERENCE CALL PARTICIPANTS Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Daniel Charrow KeyBanc Capital Markets Inc., Research Division - Associate Daniel Joseph Moore CJS Securities, Inc. - Director of Research Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst PRESENTATION Operator Good morning, ladies and gentlemen, and welcome to the Patrick Industries, Inc. Fourth Quarter 2018 Earnings Conference Call. My name is Richard, and I'll be your operator for today. (Operator Instructions) Please note that this conference call is being recorded. I'll now turn the call over to Ms. Julie Ann Kotowski from Investor Relations. Ms. Kotowski, you may begin. Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Good morning, everyone, and welcome to Patrick Industries' Fourth Quarter 2018 Conference Call. I am joined on the call today by Todd Cleveland, Chairman and CEO; Andy Nemeth, President; and Josh Boone, CFO. Certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the company's control, which could cause the actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2017 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. I would now like to turn the call over to Todd Cleveland. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Thank you, Julie Ann. Good morning, everyone, and thank you for joining us on the call today. We're pleased to report another solid quarter and fiscal year representing strong operating and financial performance, strategic and organic growth and disciplined execution of our strategic plan and capital allocation strategy. We were able to offset volatility and inventory rebalancing in the RV industry in 2018 with our diversified market portfolio and further established our foundation in each of our core market segments through our acquisition, operational and expansion efforts. Our 2018 revenues grew 12% in the quarter to $531 million. And for the full year, we reported a 38% increase in revenues to $2.3 billion. Our fourth quarter 2018 net income per diluted share was $1.15. And for the full year, our net income per diluted share was $4.93. Now I'll turn the call over to Andy, who will further review our primary markets and overall business outlook. Andy L. Nemeth Patrick Industries, Inc. - President Thank you, Todd. As noted, we're pleased with our continued operating and financial performance, which is a reflection of the dedication and commitment of our team in driving our strategic and organic initiatives to continue to produce results for our shareholders. Our legacy businesses in all 4 primary markets continue to execute with the discipline and lean value proposition that has helped to drive continuous improvement, and our stable of acquired businesses and portfolio of companies have outperformed expectations, with additional synergies and further expansion opportunities presenting themselves on a continuous basis. THOMSON REUTERS | Contact Us 2 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 14, 2019 / 3:00PM GMT, Q4 2018 Patrick Industries Inc Earnings Call The energy that continues to be created within our organization as a result of the tremendous talent that we have been able to partner with has been contagious at many levels and has helped to drive more opportunities for further organic growth. Momentum is still evident in both our leisure lifestyle and housing and industrial markets despite recent volatility in the RV industry, which is a result of a short-term industry inventory buildup related to OEMs bringing on capacity and efficiency to be able to produce in 4 days what used to take 5. Retail demand and demographic trends remain positive for all of our primary markets. Our marine markets have not faltered and demand for affordable housing has not changed. If anything, it's gotten stronger. Our commercial, hospitality, high-rise and multifamily markets continue to present new market project opportunities due to the strong value that our entrepreneurial spirit continues to promote, with additional packet synergies to be gleaned from our other complementary product lines. We've diversified our business model through an opportunistic and disciplined strategy based on building upon our strengths and acquired expertise and staying close to what we know. Today, our RV market, in the fourth quarter, represents approximately 58% of our business, with 42% of our revenues coming from our other 3 primary markets and compared to approximately 32% a year ago. This diversification has helped to offset any one market's volatility, as evidenced by not only strategic growth, but by organic growth, net of industry growth as well in all 4 quarters in 2018. I'll now provide an update and some additional color on each of the core markets we serve. As Todd mentioned, our fourth quarter consolidated revenues increased despite a double-digit decline in our largest market sector. RV wholesale unit shipments were down 17% in the fourth quarter, off of a base wholesale unit shipment level which was up 19% in both the fourth quarter of 2017 and 2016 and still represents the third highest fourth quarter shipment level in history. Our RV revenues were only down 6% against this fourth quarter backdrop as a result of both our strategic and organic growth initiatives. Our full year RV revenues were up 27% against the backdrop of wholesale shipments, which finished at 484,000 units, down approximately 4% from the record 2017 year in the industry. RV OEMs have demonstrated their ability to flex their production scheduling in alignment with newly created capacities to better and more efficiently align with seasonal dealer inventory needs. The short-term 2018 inventory buildup has been aggressively managed by both OEMs and dealers alike, and likewise, we have flexed with them. We believe that lead times to dealers have been reduced and that we are likely operating at the lowest level of weeks-on-hand retail inventories in the last 4 years, based on our estimates. Our estimate show that dealer inventories have improved in the last several months with approximately 47,000 net units being pulled out of the channel from April through December. Dealer confidence in the shortened lead times and aggressive floor plan line management have continued into the first quarter of 2019, as expected, with anticipation that if the weather breaks, OEM schedules will flex up accordingly. On the RV retail side, we estimate North American retail shipments for Q4 2018 to be flat to down low single digits after revisions ultimately come in and which can take several months. However, our estimates and extrapolations of historical data further show that full year 2018 retail units sold could be approximately 490,000 units, up approximately 4% from the approximate 470,000 units sold in 2017. Fourth quarter 2017 retail shipments were up 15%, representing one of the highest retail comparisons in our records, and first quarter 2018 retail shipments were up 11%, both creating tough comparisons for 2018 and the first quarter of 2019, but also representing a very strong retail base. It's important to note that initial headline retail reporting for both RV and marine continues to reflect incomplete data based on delays in government tracking systems and is revised upwards for as much as 12 months after the initial reports. Since we've been tracking, initial headline reporting has always been understated. Initial 2019 reports indicate that dealer shows held in January and thus far in February experienced strong attendance levels and excitement for new products, including record attendance at the recent RV SuperShows held in Ohio and Florida. We believe that the future retail demand trajectory remains positive based on current demographic indicators, the continued shift to smaller travel trailers, overall economic conditions and resilience and strength in leisure lifestyle. This, coupled with the anticipation of incremental repeat and upgrade buyers emerging, should continue to result in momentum for continued demand in the industry. According to industry reports, RV enthusiasts have historically upgraded to a new unit every 5 to 7 years on average. Based on this, 2019 THOMSON REUTERS | Contact Us 3 ©2019 Thomson Reuters. All rights reserved. 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FEBRUARY 14, 2019 / 3:00PM GMT, Q4 2018 Patrick Industries Inc Earnings Call retail sales should start to be positively impacted by RVers, who purchased units during the strong selling year of 2014 looking to upgrade. 2014 was the year we began to see the shift towards smaller, more affordable units. In late 2018, the RVIA published its expectations for 2019 wholesale unit shipments, which ranged from 440,000 units on the low end to 466,000 units on the high end and representing mid- to high single-digit declines. Except for 2017 and 2018, total RV wholesale shipments expected for 2019 are still higher than in any prior year since 1973. We anticipate the channel inventories will continue to normalize through Q1 2019 and will support a return to a more normal wholesale shipment levels, aligned with retail demand in 2019. Overall, both dealer and consumer credit environments appear healthy amidst the volatility experienced in the equity markets over the last several months. Uncertainty regarding tariffs, political tensions and rising interest rates, all of which have created some headwinds. We believe the long-term industry and demographic fundamentals discussed will offset some of these headwinds and currently expect a low to mid-single-digit decline in wholesale unit shipments in fiscal 2019 and a flat to low single-digit increase in 2019 retail shipment growth, based on trended information and industry data. On the marine side of our business, our brand platform is strong, and our component product lines continue to expand, bolstered by both organic and strategic acquisitions. Our revenues from this market increased 121% in the fourth quarter of 2018 compared to 2017 and represented 15% of our consolidated sales. For the full year, our revenues were up 143% and represented 12% of our consolidated 2018 sales. In 2018, we expanded our footprint through the completion of 5 strategic acquisitions in the marine space. Overall, marine powerboat retail shipments were up approximately 2% for full year 2018, with aluminum and pontoon combined sales up 3% and ski and wake sales up 10%. This market continues to expand, averaging single-digit annual growth rates since 2010. In addition, we believe the U.S. marine market continues its recovery with the potential for a long runway of slow and steady growth, supported by the leisure lifestyle attractiveness and an aging inventory of used boats in the marketplace, with an average of 25 years and an estimated 30-year life and with 1 million boats expected to be retired within the next 4 years. Retail trends and demand patterns are strong in this sector as well as evidenced by a strong start to the show season, with increased traffic year-over-year at both the Atlanta and Chicago boat shows held in January and solid expectations for the Miami Boat Show being held this week. Marine OEMs have continued to strive for more value-added content on boats, bringing increasing comfort and convenience to allow for the ideal leisure lifestyle experience. Our strong stable of component product lines have the ability to flex with the value stream both as marine OEMs continue to increase content per boat as well in the event that consumers push towards a lower-end value-related product. All indicators point towards another solid year in the marine industry and continued growth trajectory into 2019 of low to mid-single digits on balanced channel inventories, high turn levels and continued positive demographics. Turning to the housing and industrial side of our business. Our manufactured housing sales represented 14% of our total revenues and were up 26% over the fourth quarter of 2017, despite a 9% decline in wholesale shipments. The decline in MH shipments is off a base unit shipment level in the fourth quarter of 2017, which was up 15% and included certain MH units that were built and shipped to FEMA. Additionally, above-average rainfall in the fourth quarter in the southern regions of the country, including the record wettest quarter in Georgia, hampered the ability to deliver and set units in the fourth quarter of 2018. For the full year, our MH revenues were up 33%, outperforming industry growth of 4% for the same period. In late November, we acquired LaSalle Bristol, a large supplier of plumbing, flooring, tile, lighting, air handling and other building products primarily to the MH market. While we expect LaSalle to be initially dilutive to consolidated operating margins by approximately 50 basis points on an annualized basis, we believe there are significant annual operating synergy opportunities of approximately $4 million to $5 million to be realized over the next 12 to 18 months. We continue to see and feel the tailwinds in the MH space and are increasingly more excited about the overall long-term growth prospects in housing, and in particular, manufactured housing, driven by pent-up demand, current demographic trends, including multifamily housing capacity, lack of stick built housing contractors and subcontractors and the need for quality affordable housing. THOMSON REUTERS | Contact Us 4 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 14, 2019 / 3:00PM GMT, Q4 2018 Patrick Industries Inc Earnings Call We've also seen changes in financial regulations as discussed on our previous quarter call, including reversing part of the Dodd-Frank Act in efforts to ease the regulatory burden of smaller financial institutions, and with Fannie Mae's pilot program, which would reduce the total cost of borrowing and further drive increased demand in the space. Our industrial revenues, which represented 13% of our consolidated revenue base in the fourth quarter and are focused on the residential housing, hospitality, high-rise, commercial construction and institutional furniture markets, increased 26% in the quarter and 49% for the year, reflecting both strategic and organic growth. Our industrial platform serves both single and multifamily, including new construction of remodel markets, and we continue to be excited about the opportunity of our component solutions-based strategy to bring our stable of complementary products together for our customers. We currently estimate that combined single and multifamily residential housing starts were up 6% and 3% for full year 2018, respectively, with the Southern and Western regions driving the growth. While interest rates and tariffs are creating some current headwinds, the lack of affordable housing capacity and inventories, improving consumer credit, strong jobs and wage growth and demographic trends related to new buyers and those looking to downsize, play well into our core housing and industrial market model. We are currently anticipating high single-digit growth in MH wholesale units for fiscal 2019 and low to mid-single-digit growth in new housing starts in 2019. Favorable U.S. population statistics and projections and pent-up demand in housing, including new housing for younger families, point towards favorable consumer demand patterns in 2019 and beyond. On the acquisitions front, we continue to execute on our strategic growth initiatives and completed 9 acquisitions in 2018, representing approximately $570 million in annualized revenues. In the last 2 years, collectively, we've completed 16 acquisitions, representing a total of approximately $880 million in annualized revenues. Our current acquisition pipeline is full and spans across all four of our primary market sectors. We're going to continue to be opportunistic and disciplined in evaluating and prioritizing our acquisition model, both as we continue to drive synergies from the latest acquired companies and as we expand our product portfolio. Our combined 2017 and 2018 acquisitions in general have a higher gross margin profile and higher operating expense margin profile compared to our consolidated margin profile, and it resulted in incremental gross and operating margin accretion as well as overall organic revenue growth for the full year 2018. Additionally, our acquisitions completed so far have met or exceeded our internal ROIC targets, and we continue to evaluate expansion opportunities to continue to reinforce our value proposition as a component solutions provider to our markets. In 2018, we also returned capital to shareholders through our stock buyback initiatives, whereby we repurchased almost 2 million shares. Additionally, we optimally executed on several financing initiatives in 2018 to minimize cash interest rates and volatility risk. We are very comfortable with our debt levels. We have ample dry powder to continue to execute on our capital allocation strategy and remain confident, disciplined and opportunistic in that strategy to drive value for our shareholders, all the while maintaining a disciplined leverage ratio, supported by the strength of our cash flows and high variable cost model of our business. We also have the ability to significantly flex our working capital needs and CapEx as the business model flexes to maintain flexibility and take advantage of market conditions to continue to drive value and returns for our shareholders. We delivered free cash flow per diluted share of $6.81 in fiscal 2018 and extremely strong operating cash flows, as Josh will further describe. We will continue to drive our model to maintain flexibility in our capital allocation strategy to drive predicable results and for the long-term value of the business and our shareholders while continuously evaluating and assessing market conditions. I'll now turn the call over to Josh, who will provide additional comments on our financial performance. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Thanks, Andy. Our consolidated net sales for the fourth quarter increased 12% to $531 million, reflecting the impact of acquisitions and organic growth. On an annual basis, our sales were $2.3 billion, increasing 38% compared to the prior year, reflecting acquisitions, market share gains, organic growth and industry growth in the non-RV-related markets. As I previously highlighted on our Q3 2018 earnings call, our fiscal calendar for the fourth quarter of 2018 resulted in 5 less days, which THOMSON REUTERS | Contact Us 5 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 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FEBRUARY 14, 2019 / 3:00PM GMT, Q4 2018 Patrick Industries Inc Earnings Call equated to an impact of approximately $50 million revenues when compared to the prior year. Our fourth quarter and full year operating results reflect organic and strategic revenue growth and the execution of acquisition-related growth synergies, incremental growth and operating margin improvement that was driven and supported by leveraging our fixed costs, plant operating efficiencies, reduced plant overtime and turnover and by the overall accretive margin profiles of our acquisitions, in addition to earnings per share accretion, exclusive of the impact of certain tax items that I will elaborate on shortly. The 9 acquisitions we completed in 2018 contributed approximately $89 million of revenues in the fourth quarter and $249 million for the full year. Revenue from our leisure lifestyle markets, which is comprised of the RV and marine markets, increased 7%, with RV revenues down 6% and marine revenues up 121% compared to Q4 2017. RV content per unit for the full year increased 33% to $2,965 per unit. Estimated marine content per unit increased 139% to $1,270 per unit. Revenues from our housing and industrial markets increased 26% in the quarter, with MH and industrial revenues both up 26%. And our MH content per unit increased 24% to $2,849 per unit. On the subject of tariffs, tariffs on additional Chinese products that went to effect in late September included certain items that the company sources directly from China, although not all the products the company sources from China are subject to the additional tariffs. The proposed increase from 10% to 25% related to tariffs that was originally scheduled to take effect in January 2019 has not yet taken place. However, we have actively dealt with any potential incremental costs in 2019 from the tariffs by working with our China suppliers on sharing some of that costs and then ultimately partnering with our customers on pricing, in addition to exploring and sourcing alternative sources of product. We will continue to evaluate the tariff landscape and exposure by looking for ways to mitigate the impacts and partnering with our customers. In addition, in the fourth quarter, we have seen certain commodities stabilize and in some cases, decline. And we'll likewise pass along price decreases to customers as mentioned. As we've discussed previously, over the last 3 quarters, the RV OEMs and suppliers alike, positioned themselves to flex their production schedules to support both wholesale and retail expectations and balance the hours worked by their respective workforces in an effort to balance demand levels and provide healthier overall labor environment. As a result, we have continued to drive our turnover rate down, resulting in improved labor efficiencies. Additionally, we continue to look to execute on our synergies across all of our brands, leveraging our cost structure and deploy strategic and targeted capital investments to help drive operational improvements. All of these factors have helped drive incremental margin improvement in the quarter and the full year 2018. Our gross margin in the fourth quarter increased 120 basis points to 18.2%, as a result of the contribution of our acquisitions over the past 18 to 24 months and the factors previously described. Operating expenses were 10.9% of sales in the fourth quarter. Warehouse and delivery expenses and intangible asset amortization increased 130 basis points primarily due to certain acquisitions completed in 2017 and 2018 having higher operating expense profile relative to Patrick's overall operating expense profile. SG&A expenses declined 20 basis points to 5.5% in the quarter. Operating income increased 14% to $39 million in the fourth quarter. For the full year, operating income increased 46% to $178 million. The fourth quarter 2018 operating margin of 7.3% increased 15 basis points compared to the prior year, and full year operating margin increased over 40 basis points, primarily due to the factors previously described. In 2018 and 2017, our net income per diluted share in both the fourth quarter and full year included one-time tax benefits associated with share-based compensation and in 2017 with U.S. tax reform legislation. As outlined in our earnings release, for the fourth quarter of 2018, net income and net income per diluted share were positively impacted by $4.5 million or $0.19 per diluted share. For the fourth quarter of 2017, net income included the impact of one-time tax benefits related to both share-based compensation and tax legislation THOMSON REUTERS | Contact Us 6 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 14, 2019 / 3:00PM GMT, Q4 2018 Patrick Industries Inc Earnings Call of $8.8 million or $0.35 per diluted share in the aggregate. After adjusting for these items, our fourth quarter 2018 and 2017 net income per diluted share was $0.96 and $0.81, respectively, an increase of 19%; and full year 2018 and 2017 net income per diluted share was $4.65 and $2.94, respectively, or an increase of 58%. Our overall effective tax rate, as reported, was 11.4% and 21.2% for the fourth quarter and full year 2018, respectively. Excluding the impact of the certain tax benefits previously noted, our effective tax rate for the fourth quarter and full year 2018 was 26.2% and 25.5%, respectively. For the full year 2019, we are estimating our effective all-in tax rate to be in the range of 25% to 26%, excluding the impact of one-time tax items. As we progress into the first quarter of 2019, we expect to continue to capitalize on the benefits from our growth initiatives, driving both strategic and organic revenue growth, net of industry growth. Based on the strong demand patterns in our core markets outside of RV, we expect to drive consolidated organic revenue growth in the full year 2019 despite the current expectation of RV shipments being down in the first quarter of 2019 compared to the first quarter of 2018. Now turning to the balance sheet. Our total assets increased approximately $365 million from December 31, 2017, primarily reflecting overall growth in our business and the addition of acquisitions. In 2018, operating cash flows doubled to $200 million compared to approximately $100 million in 2017, and our free cash flow was approximately $165 million. Our current business model provides tremendous operating and financing flexibility and positions us to generate strong operating cash flows to both support our strategic and organic growth plans and pivot where necessary to prioritize capital deployment and debt reduction. Our leverage position relative to EBITDA was approximately 2.4x at the end of the fourth quarter and includes a positive impact of the 1% convertible note offering we executed on in January 2018 as well as the strategic targeted interest rate swaps we put in place in Q3 to hedge changes in variable interest rates over the remaining life of our existing credit facility. As of December 31, 2018, approximately 60% of our total debt outstanding is fixed at a blended cash interest rate of 3.1%. We strategically expanded our credit facility in the first half of the year, and our credit availability at the end of the fourth quarter was approximately $412 million. This dry powder, combined with ongoing operating cash flows, provides us with the flexibility to continue to execute on our disciplined capital allocation strategy. In alignment with our strategic growth plan, we continue to put capital to work, having strategically invested approximately $485 million in 2018, of which $343 million was allocated to acquisitions. We completed 1 acquisition, LaSalle Bristol, at the end of November and 9 overall in 2018 and further reinvested in the business through significant stock buybacks by taking advantage of volatility in the equity markets. In terms of stock buybacks, we repurchased approximately 2 million shares at an average price of $54.21 per share for a total cost of $108 million. In addition, back in late October, our Board of Directors authorized an increase in our share repurchase program to $50 million, of which we have approximately $30 million remaining under the current authorization. In the future, we may continue to repurchase shares from time to time in the open market based on volatility in our share price, market conditions and our preestablished guidelines, as determined by management and our Board of Directors. Additionally, we continue to invest in directed capital expenditures to support our strategic growth and expansion plans for certain brands. Our capital spending in 2018 of approximately $34 million focused on strategic investments in capacity and geographic expansion, increased efficiencies as well as new process and product development. For the full year 2019, we will continue to make disciplined strategic investments in our business to ensure we maintain sufficient capacity and can support expected volume levels. For 2019, we currently estimate maintenance CapEx of $5 million and our total capital spending to be approximately $30 million, including strategic investments in capacity planning, increased efficiencies and efforts to reduce operating costs. That completes my remarks. Todd? THOMSON REUTERS | Contact Us 7 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 14, 2019 / 3:00PM GMT, Q4 2018 Patrick Industries Inc Earnings Call Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Thanks, Josh. As we look ahead to 2019 and beyond, we remain confident and optimistic about the long-term fundamental growth potential in both the leisure family lifestyle and housing and industrial markets. Our acquisition pipeline continues to be full with opportunities in all our end markets, and we will remain disciplined in our strategic thought process and valuation modeling as we navigate through a volatile political environment and dynamic market conditions. The strong diversified foundation we've built, coupled with the talent, drive and dedication of our 8,200-plus team members, has well positioned us to continue to drive performance and results and provide solid footing for the execution of our strategic and organic growth plan. We remain focused on driving shareholder value in aligning our capacities and operations with the expected industry growth and contraction patterns, changes in consumer demand and the potential in all our primary markets we serve. We have ample dry powder and extremely strong cash flows to execute on our long-term strategic growth initiatives and on our capital allocation strategy, which includes a combination of acquisitions, capital expenditures, expansions, stock repurchases and debt reduction. As we enter into 2019, we're excited about the opportunities in our markets and look forward to further strengthening our product portfolio, better serving our customers and creating long-term shareholder value. This is the end of our prepared remarks. We're now ready to take questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) And our first question on the line comes from Mr. Scott Stember from CL King. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Good morning guys and congratulations on the very strong quarter. Can you maybe just dig a little bit deeper into the comments about where you think we are as far as -- how much longer do we have to get to equilibrium at the dealer level as far as inventories? And specifically, the comments about OEMs talking about, I guess, as soon as the weather breaks, potentially increasing their order rates. Andy L. Nemeth Patrick Industries, Inc. - President Sure, Scott. This is Andy. As it relates to dealer inventory equilibrium, we're seeing continued run rates from the fourth quarter through really the first quarter of this year. We expect things to start ramping up as we head into March and into the second quarter as it relates to OEM production levels. We do believe that as the weather breaks we will start to see that retail demand kick in, and we do think that based on where we're sitting today as it relates to weeks of inventory on hand and inventory turns that we're in a good position to be able to execute upon that, especially as it relates to the OEM production levels aligning up with retail demand. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer And Scott, to further follow-up with Andy's comments and some of our prepared remarks about some of the lowest weeks on hand that we've seen since we've been keeping track, some kind of data metrics that we have based on our estimates, we're looking at dealer inventory about 190,000 to end this 2018. And if we look at where we think retail is going to end up for the year, about 490,000 units, that would put inventory turns about 2.6x in 2018. And if we kind of look back from 2014 to 2017, dealer inventory turns average about 2.4 to 2.5x over that same time period. And so when we kind of put that in perspective and we kind of think where the industry is at, where it's calibrated to, as in our prepared remarks, we think that the industry, from a dealer inventory level, is the later innings to be in a good position heading into 2019. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And as far as acquisitions go, could you give us a number? I mean, of course, all things being equal and run rates at the industry level not changing, incremental acquisition revenues that you would expect to come through in 2019, assuming you do no other acquisitions this year. THOMSON REUTERS | Contact Us 8 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 14, 2019 / 3:00PM GMT, Q4 2018 Patrick Industries Inc Earnings Call Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. So as far as what -- our expectations for '19 revenues from acquisitions? Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Yes. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer So we really don't break that out specifically. What we can say is we expect to grow organically in 2019, operating under the assumption that the RV industry is going to be down mid-single digits for 2019. So all in all, we expect incremental revenues from acquisitions that we acquired in 2018 and both organic revenues for 2019. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst That definitely helps. And in the past, you've talked about trying to maintain, I guess, an operating margin expansion rate annually of 30 to 50 basis points. Does that hold true for 2019 as well? Andy L. Nemeth Patrick Industries, Inc. - President Sure, Scott. This is Andy. So based on our 2019 assumptions at this point, with RV wholesale shipments down low to mid-single digits, RV retail kind of flat to up low single digits, marine up low single digits, MH up high single digits and our industrial markets up low to mid-single digits, our expectation is that we will see a little bit of operating margin erosion from the 30 to 50, but we expect to be flat net of the impact of LaSalle Bristol, which is going to cost us estimated 50 basis points, as we talked about. So we do expect to hold operating margins fairly consistent, but we will expect flat at this point, certainly based on what we're seeing in the RV market space, especially as it relates to kind of a low to mid-single-digit decline on wholesale. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And just last, I know you talked about with most of your business units, I guess, with the exception of marine, you have the flexibility of just switching production between different business segments, I guess, whether it's MH, industrial or RV. Can you talk about how that ability is helping you to put up these very strong margins despite the fact that we see such a decline on the RV side? Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Yes. Scott, this is Todd. I would tell you that you've hit the nail on the head as it relates to our ability to flex and move with the industries. And all along, we've kind of shared with you guys that that's one of the -- one of our strengths or core competencies when it comes to maybe a little bit softer market that we're seeing as it relates to the RV industry. I think the teams have done a great job of kind of handling and coping with the moving product lines. We'll continue to take advantage of that where we see opportunities. And again, that flexibility has truly given us an opportunity to capitalize on efficiencies within our organization as anticipated. Operator Our next question on the line comes from Mr. Daniel Moore from CJS Securities. Daniel Joseph Moore CJS Securities, Inc. - Director of Research And just echoing, certainly impressive results on the margin front given the RV declines. I think it kind of speaks volumes. Wondered if Todd or Andy might elaborate a little bit on LaSalle Bristol in terms of kind of core products and the opportunities. You mentioned $4 million to $5 million cost synergies that the opportunities for operational synergies and how that sort of fits into your strategy in MH going forward? Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Sure. This is Todd. I guess, I'll just touch on the synergy piece in a sense that, going into the acquisition, we identified a number of opportunities both from kind of the buy side, the potential consolidation of overlapping facilities and then also, I would say, applying best practice across the different facilities. So as we look at that going forward, we definitely see, as I think Andy mentioned, the opportunity of $4 million to $5 million in synergy opportunities. We've meshed very well with the team. They've been very open to discussions and thought processes related to all these things. And we're really excited about the potential there. As it relates to product categories, I THOMSON REUTERS | Contact Us 9 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 14, 2019 / 3:00PM GMT, Q4 2018 Patrick Industries Inc Earnings Call think Andy covered that in his prepared remarks, but maybe reiterate some of those that we're looking at and then what we've added to our product portfolio, Andy. Andy L. Nemeth Patrick Industries, Inc. - President Sure. Dan, this is Andy. As it relates to LaSalle's core product lines, we're really excited about the plumbing, flooring and tile product lines. That's a nice complement to what we're doing in other spaces. We're looking to continue to gain content on the MH space. We've got a nice set of core products already. So the combination of LaSalle in addition to our product lines, and then as Todd mentioned, as it relates to the synergy opportunities and the 15 locations that LaSalle currently exists in, we've got some close proximity to that to be able to harmonize product lines between facilities and touch the customer base across the domestic U.S. So again, we feel like the core products fit well with our stable of building products in the MH space. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO And then just to add on to that, Dan, I think as usual in our acquisitions, customers strengths are critical. And I think there were places where maybe LaSalle didn't have as strong relationships as we have kind of across the MH/RV industries, and the net result is, we're hoping to utilize those relationships to take LaSalle's product to even a broader breadth of customers. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Helpful. And then just maybe a little bit of macro, if you will, on the MH side. Obviously, this indicates your continued confidence there, but there are a lot of crosscurrents the last couple of months, given the declines in Q4. Inventory, tough comps. Investors are kind of grappling with just what does the outlook look like. So maybe just talk about your confidence in that kind of high single-digit growth outlook and whether your midterm view of MH has changed at all. Andy L. Nemeth Patrick Industries, Inc. - President Sure. Dan, this is Andy. We're still very, very confident in the MH space. We think the demand for affordable single-family housing is incredibly strong today. The lack of available contractors and subcontractors out in the marketplace, the pent-up demand that's been created by multifamily housing living today, plays right into the fold as it relates to MH. And so if you look at kind of 2018, we saw little bit of movement as it relates to wholesale shipment levels. A lot of that was impacted in the back half of the year by weather, just a very wet season down south really precluding the ability to set homes. And so as we look at kind of the opportunities that exist today and the excitement and energy that's behind MH, we're still very excited about it. We think it really offers the ideal opportunity again for affordable housing, which hits the demand demographic that fits right into our product space. So we're still very confident in it. We feel very good about it. We've got great content in this space, and we expect kind of that high single-digit increase. Mid- to high single digits is great as well. So we're very confident where MH is at and positioned. And we do think that at some point MH will break loose, and we will see better than kind of single-digit increases. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Perfect. And then lastly, don't have the full balance sheet yet, but obviously, continue -- very strong cash generation. You get CapEx for next year. Josh, what -- how should we be thinking about working capital puts and takes as we sort of build the cash flow model for fiscal '19? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. Dan, this is Josh. When we look at working capital where we ended for 2018, obviously, there's a step up there related to acquisitions. If we pull out acquisitions in '18, we actually pulled working capital out of the business with softness we saw in Q4. I think that kind of reflects, going into 2019, our ability to flex working capital with the business with revenues. And so as we think about 2019, what Andy outlined for the RV market and our other industries, I think -- I'm -- we're projecting that we'll do operating cash flows in excess of $200 million for 2019 and targeting capital expenditures of $30 million, so to put free cash flow in excess of $170 million, $175 million. Operator Our next question on the line comes from Mr. Brett Andress from KeyBanc Capital. THOMSON REUTERS | Contact Us 10 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 14, 2019 / 3:00PM GMT, Q4 2018 Patrick Industries Inc Earnings Call Daniel Charrow KeyBanc Capital Markets Inc., Research Division - Associate This is Dan Charrow on for Brett. Congrats on an impressive quarter against this backdrop. Just wanted to touch on the organic growth during the quarter. I may have missed that in the prepared remarks, but can you give us that, and how you're thinking about share gains this year given some of this end market lumpiness? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. Dan, this is Josh. So organic growth in Q4, in my prepared remarks, we talked about the impact of having 5 less days in the calendar for Q4 here in '18 compared to '17. And so it's really 2 parts to that equation. Our total revenues were plus 12% in the quarter. If you look at just pure organic growth, it would be minus 10%. And if we adjust for the 5 less days as a comparison year-over-year, we would be flat. So what that equates to is really a plus 10% net of industry growth adjusting for the 5 days. And as we look towards 2019, our expectations are, wherever the market lands, with RV being down mid-single digits, we expect to do 3 to 4 points better than that. So if we take all of our industries and the organic growth in those industries for 2019, our expectations are we're going to do low to mid-single-digit growth above industry growth for '19. Daniel Charrow KeyBanc Capital Markets Inc., Research Division - Associate Got it, helpful. And kind of in line with that, can you touch on your retail outlook for the RV space? You mentioned the replacement demand that's kind of coming online. I mean, how much of your flat to up outlook is driven by new entrants versus set replacement demands? It seems like it can be a nice tailwind. Andy L. Nemeth Patrick Industries, Inc. - President We do think that the replacements will be a nice tailwind, especially -- and we'll see a lot -- we'll see what happens this year. Really, this will be kind of the first year as we talked about, we would expect to see a little bit of that demand kick in. So most of it today is baseline new demand consistent with the demographic trends that we've been following, so -- and tracking to. So again, I think that, that could be a tailwind to our flat to up low single digits as it relates to the replacement side. Daniel Charrow KeyBanc Capital Markets Inc., Research Division - Associate Thanks guys. Congrats on the quarter. Operator Our next question on the line comes from Mr. Craig Kennison from Baird. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Wanted to ask just about any planning you're doing around an eventual downturn in some of your end markets. And your stock seems to reflect a view that the people are concerned about what that downturn might look like. So maybe you could just shed some light on how your margin structure might look in a downturn if you have any sort of incremental or decremental margin profile for any of your segments, that may help us frame it as well. Andy L. Nemeth Patrick Industries, Inc. - President Sure. Craig, this is Andy. As it relates to our modeling and our ability to flex the operating structure and alignment with end market demand, we are very confident in where we sit today. The high variable cost structure of our business makes it very scalable. Our working capital flexes significantly as well with ebbs and flows in the market. So -- and then we've got the ability to be very, very disciplined as it relates to managing our cash flows. And so we do modeling under various scenarios to make sure that we understand what we need to do in the event that we see certain downside scenarios in any of our markets. So we always stay confident and positioned to be able to manage according to where the industry is at as well as it relates to our comfort and confidence in where we sit today from a leverage perspective. We throw off a ton of cash flow, and we stay very, very focused to cash flow. And so that's -- we talk about kind of where our capital allocation strategy and our leverage model. We're very comfortable and confident in that. We know we can flex that model very quickly. And the ability to delever, I think, gets discounted a little bit. We are very confident in our ability to delever the business really at any point in time as we see kind of industry trends move and flex. And so again, we're comfortable with that model. And again, a high variable cost structure allows us a lot of flexibility and scalability. 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FEBRUARY 14, 2019 / 3:00PM GMT, Q4 2018 Patrick Industries Inc Earnings Call Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer And Craig. As a follow-up just brief with that -- with Andy, on the delever front, we're going to kick off a tremendous amount of cash, $200 million here in '18, in excess of $200 million in '19. And that's even with RV being down mid-single digits. As Andy said, with the high variable cost structure, we pull cost out of the business in a declining market. We also pull working capital out of the business. And so if we had a sustained downturn in one or multiple portions of our end markets, we could delever, do no acquisitions in 2019 and pull 3 quarters of a turn out of leverage, 3 quarters of a full turn by just paying down debt with the cash flows that we kick off here. Again, to reiterate Andy, we feel confident, if there was a sustained downturn, we can pivot at any point in time, redirect our capital if we chose to, to pay down debt and delever very quickly. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO And just a couple additional points that I'd make is, is, obviously, all these are great points that Andy and Josh are making, the reality of it is, is, none of that gets accomplished without the leadership within the organization. And what you're -- Craig, what you're looking at is a management team that's been together since the last recession. The teams that we've acquired, most of those are still intact with leaders that have been through a downturn. And I would just say that while some may be concerned of our -- kind of our decentralized approach, all our leaders have the capabilities and the knowledge and experience to cut where they need to cut and do what they need to do during a time where either the industries fall off more than we may expect or even -- the adjustments we've made in 2018 is a great example even if there's even a slight slowdown. So I feel very good about where the team sits and then our abilities to pull those levers. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer And Craig, just to add on the specific metric, if we did nothing in '19, and we pulled back CapEx, $5 million, in my prepared remarks, was allocated to the maintenance CapEx, the remaining $25 million allocated to what we consider strategic, which is going to be value add, profit add, pulling costs out of the business. If we did nothing in '19 for acquisitions, we could have leverage below 1.75 in 2019. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst That's terrific color. And then just on the M&A front, is there any evidence that multiples are coming down as people maybe look into their horizon of maybe a slowing environment? And if so, would you be patient and just wait till things get even cheaper? Or do you have to strike while those opportunities come to life? Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO I think it's all different, Craig. This is Todd. And we look -- we're looking at that, I would say, differently amongst different industries, but we definitely, in most cases, have seen multiples come down. I think the reality of kind of a stable market versus a extremely hot market, everybody's kind of come to grips with that on the sell side. So from a multiple standpoint, we have seen some declines there. Given -- depending on the industry and I would say, given our abilities to synergize the product to potentially cross-sell the product, we may sit back -- we may become more aggressive. And then there'll be some other cases where we will, obviously, sit back and let kind of the current month's or current year's earnings flow through the financial statements and be patient. So I don't think there's a one-size-fits-all answer to that question, but those are just a little color on how we think of things based on market conditions in different markets and also what the value of the particular acquisition brings to our organization when we look at harmonizing our abilities with the potential acquisition. Operator Our next question comes from Mr. Steve O'Hara from Sidoti. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Just maybe quickly again on the acquisition front. Within the 4 core end markets that you cover right now, is there maybe another one that appeals to you outside of those? Is there a one kind of within one or the other segments that at some point you begin to break out? Or what do you think is especially attractive or you're kind of comfortable with the current end markets that you're in now? THOMSON REUTERS | Contact Us 12 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 14, 2019 / 3:00PM GMT, Q4 2018 Patrick Industries Inc Earnings Call Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Yes. Steve, this is Todd. I would tell you that as we look at things today, we feel very good about the 4 primary end markets that we're serving and the available acquisitions in that -- in those markets. As we continue to say, we'd like to do what we know how to, and we're going to stay consistent with that approach. That's not to say that, again, we may -- if something came along that would be -- that we would view as a great opportunity, we may look at it, but as of today, we feel like there's plenty of opportunities in our core competencies that we know to take advantage of in 2019. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Okay. And then maybe just on Europe, I mean, LCI was talking about Europe quite a bit on their call, especially now that Thor owns Erwin Hymer. And I'm just wondering what your -- maybe what your international sales are at this point, if any? And then what your outlook there and if that's the market you're looking to go into? It sounds like that market looks similar to what the U.S. did maybe 10 or 15 years ago in terms of consolidation. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Yes. Again, this is Todd. I would tell you that -- and Andy, Josh, correct me if I'm wrong, but our international sales are very limited. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Very negligible, yes. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO And so I think, right now, we would -- we want to be supportive of Thor and their movements. I think if they would come to us with some opportunities and approach us in a way that we could help them out, we would definitely consider it. I think, other than that, we'll probably sit back and kind of watch that particular end market while we take advantage of our existing opportunities within the U.S. Operator And thank you. We have no further questions at this time. I'll now turn the call over to Julie Ann for closing comments. Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Thanks, Richard. We appreciate everyone for being on the call today and look forward to talking to you again at our first quarter 2019 conference call. A replay of today's call will be archived on Patrick's website, www.patrickind.com, under Investor Relations. I'll now turn the call back over to our operator. Operator Thank you, ladies and gentlemen. This concludes today's teleconference. Thank you for joining. You may now disconnect. Editor Company Disclaimer This transcript contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in discretionary consumer spending, pricing pressures due to competition, costs and availability of raw materials and commodities, the imposition of restrictions and taxes on imports of raw materials and components used in our products, information technology performance and security, the availability of commercial credit, the availability of retail and wholesale financing for residential and manufactured homes, the availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, increases in interest rates and oil and gasoline prices, adverse weather THOMSON REUTERS | Contact Us 13 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 14, 2019 / 3:00PM GMT, Q4 2018 Patrick Industries Inc Earnings Call conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and general economic, market and political conditions. In addition, national and regional economic conditions may affect the retail sale of recreational vehicles and residential and manufactured housing. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS THOMSON REUTERS'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2019 Thomson Reuters. All Rights Reserved. THOMSON REUTERS | Contact Us 14 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.